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                            ARTICLES OF INCORPORATION
                                       OF
                       MERRILL/MAY ACQUISITION CORPORATION


         The undersigned incorporator, being a natural person, eighteen years of age or older, in order to form a corporate entity under Minnesota Statutes, Chapter 302A, adopts the following Articles of Incorporation:

                                   ARTICLE I.

         The name of this corporation is Merrill/May Acquisition Corporation (the "Company").

                                   ARTICLE II.

         The registered office of the Company in Minnesota is: 4110 Clearwater Road, St. Cloud, Minnesota 56301.

                                  ARTICLE III.

         The aggregate number of shares of stock which the Company shall have authority to issue is ten thousand (10.000) shares, all of which shall be designated common stock, $0.01 par value (the "Common Stock"). Shares of Common Stock of the Company acquired by the Company shall become authorized but unissued shares and may be reissued as provided in these Articles of Incorporation.

                                   ARTICLE IV.

         The name and address of the incorporator of this Company are:

                       Name                       Address
                       ----                       -------

          Norma J. Williams                       Merrill Corporation
                                                  One Merrill Circle
                                                  St. Paul, MN 55108

                                   ARTICLE V.

         No shareholder of this Company shall have any cumulative voting rights.

                                   ARTICLE VI.

         No shareholder of this company shall have any preemptive rights by virtue of Section 302A.413 of the Minnesota Statutes (or similar provisions of future law) to subscribe for, purchase or acquire any shares of the Company of any class, whether unissued or no or hereafter


                                  Page 1 of 2

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authorized, or any obligations or other securities convertible into or exchangeable for any such shares.

                                  ARTICLE VII.

         Any action required or permitted to be taken at a meeting of the Board of Directors of this Company may be taken by written action signed by the number of directors that would be required to take such action at a meeting of the Board of Directors at which all directors are present.

                                  ARTICLE VIII.

         No director of this Company shall be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty by such director as a director; provided, however, that this Article VIII shall not eliminate or limit the liability of a director to the extend provided by applicable law (i) for any breach of the director's duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under
Section 302A.559 or Section 80A.23 of the Minnesota Statutes, as amended, (iv) for any transaction from which the director derived an improper personal benefit, or (v) for any act or omission occurring prior to the effective date of this Article VIII. If the Section 302A of the Minnesota Statutes is hereinafter amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Company in addition to the limitation and elimination of personal liability provided herein, shall be eliminated or limited to the fullest extend permitted by the Minnesota Statutes, as so amended. No amendment to or repeal of this Article VIII shall apply to, or have any effect on, the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

                                   ARTICLE IX.

         The Company shall indemnify its officers and directors to the fullest extent permissible under the provisions of Chapter 302A of the Minnesota Statutes, as amended from time to time, or as required or permitted by other provisions of law. Any repeal or modification of this Article IX will be prospective only and will not adversely affect any right to indemnification of a director or officer of the Company existing at thc time of such repeal or modification.

         IN WITNESS WHEREOF, I have hereunto set my hand this 7th day of June, 1999.


INCORPORATOR


/s/ Norma J. Williams
---------------------------
Norma J. Williams


                                  Page 2 of 2

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                          MINNESOTA SECRETARY OF STATE

                     AMENDMENT OF ARTICLES OF INCORPORATION


READ INSTRUCTIONS LISTED BELOW, BEFORE COMPLETING THIS FORM.

1.       Type or print in black ink.
2. There is a $35.00 fee payable to the Secretary of State for filing this "Amendment of Articles of Incorporation".
3. Return Completed Amendment Form and Fee to the address listed on the bottom of the form.

--------------------------------------------------------------------------------

CORPORATE NAME: (List the name of the company prior to any desired name change)

                       MERRILL/MAY ACQUISITION CORPORATION
--------------------------------------------------------------------------------

This amendment is effective on the day it is filed with the Secretary of State, unless you indicate another date, no later than 30 days after filing with the Secretary of State.

                        ---------------------------------

The following amendment(s) to articles regulating the above corporation were adopted: (Insert full text of newly amended article(s) indicating which article(s) is (are) being amended or added.) If the full text of the amendment will not fit in the space provided, attach additional numbered pages. (Total number of pages including this form ___.)

                                    ARTICLE I

                  Article I of the Company's Articles of Incorporation is amended in its entirety to read as follows:

                           The name of this corporation is Merrill/Alternatives, Inc. (the "Company").



This amendment has been approved pursuant to MINNESOTA STATUTES CHAPTER 302A or 317A. I certify that I am authorized to execute this amendment and I further certify that I understand that by signing this amendment, I am subject to the penalties of perjury as set forth in section 609.48 as if I had signed this amendment under oath.

                                          /s/ Steven J. Machov
                                          --------------------------------------
                                                (Signature of Authorized Person)
                                          Steven J. Machov, Secretary

Name and telephone number of contact person:  Norma Williams      (651) 632-1426
                                            --------------------        --------

All of the information on this form is public and required in order to process this filing. Failure to provide the requested information will prevent the Office from approving or further processing this filing.

If you have any questions please contact the Secretary of State's office at
(651)296.2803.

RETURN TO:        Secretary of State
                  180 State Office B1dg., 100 Constitution Ave.
                  St. Paul, MN 55155-1299. (651)296.2803